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                                                                    Exhibit 21.1

                                    EXHIBIT D

                           Subsidiaries of the Company

Brandywine Operating Partnership, a Delaware limited partnership

Fifteen Horsham, L.P., a Pennsylvania limited partnership

C/N Oaklands Limited Partnership I, a Pennsylvania limited partnership

Newtech IV Limited Partnership, a Pennsylvania limited partnership

Newtech III Limited Partnership, a Pennsylvania limited partnership

LC/N Keith Valley Limited Partnership I, a Pennsylvania limited partnership

LC/N Horsham Limited Partnership, a Pennsylvania limited partnership

Nichols Lansdale Limited Partnership III, a Pennsylvania limited partnership

Witmer Operating Partnership I, L.P., a Delaware limited partnership

C/N Leedom Limited Partnership II, a Pennsylvania limited partnership

C/N Oaklands Limited Partnership III, a Pennsylvania limited partnership

Iron Run Limited Partnership V, a Pennsylvania limited partnership

C/N Iron Run Limited Partnership III, a Pennsylvania limited partnership

Brandywine Realty Partners, a Pennsylvania general partnership

Brandywine Holdings I, Inc., a Pennsylvania corporation

Brandywine Holdings II, Inc., a Pennsylvania corporation

Brandywine Holdings III, Inc., a Pennsylvania corporation

Brandywine Realty Services Corporation, a Pennsylvania corporation

Brandywine Main Street, LLC, a Delaware limited liability company

Brandywine Acquisitions, LLC, a Delaware limited liability company